Exhibit 10.9

FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT

This First Amendment to Loan and Servicing Agreement dated as of December 20, 2019 (this “Amendment”), is among KREF Holdings VII LLC, a Delaware limited liability company (“Holdings”), KREF Lending VII LLC, a Delaware limited liability company (the “Borrower”), PNC Bank, National Association (“Collateral Custodian”), Midland Loan Services, a division of PNC Bank, National Association, as the Servicer (“Servicer”) and the Administrative Agent (“Administrative Agent”), and the Lenders (as defined below) as parties hereto.

PRELIMINARY STATEMENTS:

1.          Reference is made to the Loan and Servicing Agreement dated as of April 11, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Servicing Agreement”) among Holdings, the Borrower, Collateral Custodian, Servicer, Administrative Agent, and the lenders from time to time as parties thereto (the “Lenders”).

2.           The Borrower has requested that the other parties to the Loan and Servicing Agreement amend the Loan and Servicing Agreement as set forth herein and, subject to the terms and conditions set forth in this Amendment, such other parties agree to such request.

3.          Capitalized terms used in this Amendment and not otherwise defined have the meanings set forth for such terms in the Loan and Servicing Agreement.

AGREEMENT:

In consideration of the foregoing and the mutual agreements contained in this Amendment, the receipt and sufficiency of which are acknowledged, the parties to this Amendment hereby agree as follows:

1.           Amendments to Loan and Servicing Agreement.  The Loan and Servicing Agreement is amended as follows:

(a)          The first reference to the word “account” in the definition of Collection Account in Section 1.01 of the Loan and Servicing Agreement shall be replaced with the words “Eligible Account”.

(b)        The following definition appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

“Commitment Termination Date” means, with respect to any Term Loan Series, the earliest to occur of (i) the date that is 6 months after the Issuance Date (provided however, that such period shall be extended for (x) any Loan Asset for a period of 45 days if such Loan Asset is identified by the Borrower prior to the expiration of such 6 month period, (y) delayed draws associated with any Delayed Draw Loan Asset if such Delayed Draw Loan Asset is identified by the Borrower prior to the expiration of such 6 month period, or (z) as otherwise agreed between the Borrower and the Lenders), (ii) the date of the declaration, or automatic occurrence, of an Event of Default, (iii) the date any Advances are prepaid in full pursuant to Section 2.14(b)(i) hereof (other than with respect to any Term Loan Series that is established on such date in connection with such prepayment) or (iv) the occurrence of the termination of this Agreement pursuant to Section 2.14(c) hereof.

(c)          The following definitions shall be added to Section 1.01 of the Loan and Servicing Agreement:

“DBRS” means DBRS, Inc.

“Eligible Account” means (a) PNC Bank, National Association; (b) an account maintained with a federal or state chartered depository institution or trust company or an account or accounts maintained with the Servicer that has, in each case, a long-term unsecured debt or deposit rating of at least “A” by DBRS (if rated by DBRS, or if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs); (c) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided that (i) any such institution or trust company has a capital surplus of at least $200,000,000 and (ii) any such account is subject to fiduciary funds on deposit regulations substantially similar to 12 C.F.R. § 9.10(b); or (d) any other account approved by the Rating Agency.

“NRSRO” means any nationally recognized statistical rating organization, including the Rating Agency.

“Rating Agency” has the meaning assigned to that term in Section 3.02(d).

(d)        The following definition appearing in Section 1.01 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

“Servicing Standard” means that the Servicer shall diligently service and administer the Loan Assets it is obligated to service, pursuant to this Agreement on behalf of the Borrower in the best interests of and for the benefit of the Borrower and the Lenders as determined by the Servicer, in its reasonable judgment, and in accordance with applicable law, the terms of this Agreement and the Loan Agreements. To the extent consistent with the foregoing, the Servicer shall service the Loan Assets:

(i)           in accordance with the higher of the following standards of care:

(A)        with the same care, skill, prudence and diligence with which the Servicer services and administers comparable commercial mortgage assets with similar borrowers for other third party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage servicers servicing commercial mortgage assets similar to the Loan Assets);

(B)        with the same care, skill, prudence and diligence with which the Servicer services and administers comparable mortgage assets owned by the Servicer;

in the case of either clauses (A) and (B) above, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement and the terms of the respective Loan Asset (and any related participation agreement);

(ii)         with a view to the timely recovery of all payments of principal and interest, including payments at the maturity date therefor, under the Loan Asset; and

(iii)         without regard to any conflict of interest arising from (A) any relationship, including as lender on any other debt, that Servicer, or any Affiliate thereof, may have with any of the related Obligors or any Affiliate thereof, or any other party to this Agreement; (B) the Servicer or any Affiliate thereof being a Lender; (C) the right of the Servicer, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; or (D) the ownership, servicing or management for others of any other commercial mortgage asset or real property not subject to this Agreement by the Servicer or any Affiliate thereof.

(e)         The first sentence of Section 2.01(b) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

On the terms hereinafter set forth, the Borrower may at its option, by delivery of a Term Loan Series Notice substantially in the form of Exhibit A to the Administrative Agent and the Lenders, from time to time on any Business Day on and after the Closing Date, request that the Lenders establish a new series of term loans hereunder (a “Term Loan Series”), which such Term Loan Series shall be on a pari passu basis with all other Term Loan Series and cross-collateralized and secured on a pari passu basis with the Collateral (it being understood and agreed for the avoidance of doubt that a new Term Loan Series may be established with Loan Assets that have previously been prepaid in part pursuant to the terms and conditions of this Agreement).

(f)          Section 2.05(b)(v) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

(v)          fifth, (A) if on such Payment Date there are ten or more Eligible Loan Assets as part of the Collateral Portfolio (with respect to all outstanding Term Loan Series), to the Equityholder or as the Equityholder may direct, any remaining amounts or (B) if on such Payment Date there are less than ten Eligible Loan Assets as part of the Collateral Portfolio (with respect to all outstanding Term Loan Series), any remaining amounts after application of Sections 2.05(b)(i) through 2.05(b)(iv), inclusive, on such Payment Date, to be held in the Collection Account and applied, when and if applicable, in accordance with Section 2.05(c), Section 2.05(e) or Section 2.14(b)(i).

(g)          Section 2.14(b) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

(b)          (i) Advances may be prepaid in whole or in part at the option of the Borrower solely with funds being held in the Collection Account pursuant to Section 2.05(b)(v)(B) at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent at least five Business Days prior to such prepayment.  Any prepayment under this Section 2.14(b)(i) shall be applied pro rata to each outstanding Term Loan Series at such time based on the Advances Outstanding with respect to each such outstanding Term Loan Series.  In connection with any prepayment under this Section 2.14(b)(i), the Borrower shall also pay in full any unpaid interest and all costs and expenses of the Secured Parties related to such Advances Outstanding (but no Prepayment Premium shall be payable in connection therewith).  With respect to any amounts that are held on deposit in the Collection Account in accordance with Section 2.05(b)(v)(B), the Administrative Agent or Servicer shall apply such amounts pursuant to this Section 2.14(b)(i): (A) among the outstanding Term Loan Series at such time, ratably to each outstanding Term Loan Series based on the Advances Outstanding with respect to each such outstanding Term Loan Series and (B) within each outstanding Term Loan Series at such time, to the pro rata payment of all accrued and unpaid interest with respect to the Advances Outstanding thereunder and all costs and expenses of the Secured Parties related to such Advances Outstanding until paid in full and thereafter to prepay the Advances Outstanding under such Term Loan Series.  To the extent all Obligations under any Term Loan Series are prepaid in full in accordance with the terms hereof, the Borrower may terminate such Term Loan Series simultaneously with the prepayment thereof.

(ii)         Advances under any Term Loan Series may also be prepaid in whole or in part at the option of the Borrower (other than with funds being held in the Collection Account pursuant to Section 2.05(b)(v)(B) or the proceeds of an Advance or a Sale of assets under another Term Loan Series) at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent at least five Business Days prior to such prepayment.  Upon any prepayment of Advances Outstanding under any Term Loan Series pursuant to this Section 2.14(b)(ii), the Borrower shall also pay in full any applicable Prepayment Premium and accrued and unpaid interest and all costs and expenses of the Secured Parties related to such Advances.  The Administrative Agent or Servicer shall apply amounts received from the Borrower pursuant to this Section 2.14(b)(ii) to the pro rata payment of all accrued and unpaid interest with respect to such Advances and all costs and expenses of the Secured Parties related to such Advances until paid in full and thereafter to prepay the Advances Outstanding under such Term Loan Series.  To the extent all Obligations under any Term Loan Series are prepaid in full in accordance with the terms hereof, the Borrower may terminate such Term Loan Series simultaneously with the prepayment thereof.

(h)          Section 3.02 of the Loan and Servicing Agreement is amended to add a Section 3.02(d) as follows:

(d)          On or prior to the Advance Date for any Advance, the Borrower has received a confirmation from DBRS, Inc. (the “Rating Agency”), that such Advance will not, in and of itself, result in the downgrade or withdrawal of the then current rating assigned to the secured term loan facility which is the subject of this Agreement then rated by the Rating Agency; provided that no such confirmation is required if (i) the principal balance of any Advance with respect to Delayed Draw Amounts of any Loan Asset, together with all prior Advances with respect to Delayed Draw Amounts for such Loan Asset, is less than $20,000,000, (ii) no Term Loan Series is rated by the Rating Agency at such time, (iii) the Rating Agency acknowledges in writing that it has decided not to review such Advance or is waiving the requirement for such confirmation or (iv) the Rating Agency does not indicate that it will either review such Advance or waive the requirement for such confirmation within 10 Business Days of a request for such confirmation being sent to the Rating Agency.  Any confirmation, waiver, request, acknowledgment or approval which is required by this Section 3.02(d) to be in writing may be in the form of electronic mail.  Borrower shall promptly provide the Servicer and the Administrative Agent with a copy of any such confirmation, waiver, request, acknowledgment or approval the Borrower receives from the Rating Agency.

(i)          The second sentence of Section 6.01(d) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

The indemnification obligations of the Replacement Servicer upon becoming a Servicer, are expressly limited to those arising on account of its gross negligence, willful misconduct or violation of the Servicing Standard, or the failure to perform materially in accordance with its duties and obligations set forth in this Agreement.

(j)          Section 6.08 of the Loan and Servicing Agreement is amended to add Sections 6.08(f) and 6.08(g) as follows:

(f)       Upon reasonable prior written request of the Rating Agency, the Servicer will furnish or make available (electronically via a method determined in Servicer’s sole discretion) to such Rating Agency, any information regarding the Loan Assets reasonably requested by such Rating Agency that is reasonably necessary for such Rating Agency’s rating of the secured term loan facility which is the subject of this Agreement but only to the extent that the Servicer (i) has and can furnish such information without unreasonable effort or expense and (ii) is not otherwise restricted or prohibited from furnishing such information due to other contractual obligations or applicable laws or regulations. Notwithstanding the foregoing, the failure to deliver such information shall not constitute a Servicer Termination Event under this Agreement.

(g)         The Borrower will provide to the Rating Agency any report or notice that it receives or delivers under Section 6.08(c) or 6.08(d) on a timely basis, any notice regarding change of a service provider under this Agreement and any other information reasonably requested by the Rating Agency in connection with its rating of the secured term loan facility which is the subject of this Agreement.

(k)          Section 11.02 of the Loan and Servicing Agreement is amended to add the following address:

If to the Rating Agency:	DBRS, Inc. 333 W. Wacker Dr., Suite 1800 Chicago, IL 60606 Attn: CMBS Surveillance Email: cmbs.surveillance@dbrs.com

(l)          Attached hereto as Exhibit A is the amended and restated Loan and Servicing Agreement reflecting the above amendments.

2.           General Representations and Warranties.  Each party hereto represents to each other party hereto as follows:

(a)         Such party (i) has the power, authority and legal right to execute and deliver this Amendment and perform and carry out the terms of this Amendment and the transactions contemplated hereby and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Amendment.  This Amendment has been duly executed and delivered by such Party.

(b)        Each of this Amendment and the Loan and Servicing Agreement, as amended, hereby constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(c)          The representations and warranties of such party contained in the Loan and Servicing Agreement are true and correct in all material respects (except for those representations and warranties that by their terms refer to a specified prior date).

3.          Borrower Representations and Warranties. The Borrower represents to each other party hereto that, as of the date hereof, after giving effect to this Amendment, no event has occurred which constitutes an Event of Default or Unmatured Event of Default.

4.         Effectiveness.  This Amendment is effective on and as of the date when the last of the following conditions precedent has been satisfied in a manner satisfactory to the Initial Lender and Servicer:

(a)          All representations of the Borrower and Holdings set forth herein are true and correct in all respects.

(b)         The Initial Lender and the Servicer has received payment in full of any fee, cost or expense required by this Amendment or any of the Transaction Documents to be paid.

5.        Reaffirmations.  Each party to the Loan and Servicing Agreement reaffirms all covenants set forth in the Loan and Servicing Agreement and the other Transaction Documents.  Except as specifically provided herein, all terms and conditions of the Loan and Servicing Agreement remain in full force and effect, without waiver or modification.  This Amendment and the Loan and Servicing Agreement are to be read together as one document.  From and after the date hereof, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Loan and Servicing Agreement or any other Transaction Document to the Loan and Servicing Agreement or to any term, condition or provision contained “thereunder,” “thereof,” “therein” or words of like import, means and are a reference to the Loan and Servicing Agreement (or such term, condition or provision, as applicable) as amended, restated, supplemented or otherwise modified by this Amendment.

6.          Successors and Assigns.  This Amendment is binding upon each party hereto and their respective successors and assign, and inures to the sole benefit of such party and its respective successors and assigns.  Neither the Borrower nor Holdings has the right to assign their respective rights or delegate their respective duties under this Amendment.

7.         Costs, Expenses and Taxes.  The Borrower and Holdings affirm and acknowledge that Section 11.07 of the Loan and Servicing Agreement applies to this Amendment and the transactions and agreements and documents contemplated under this Amendment.

8.          Governing Law; Severability.  This Amendment shall be governed by the laws of the State of New York.  Wherever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9.       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

(Signature Pages Follow)

The parties have caused this Amendment to be executed as of the date first above written.

THE BORROWER:

KREF LENDING VII LLC

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

HOLDINGS:

KREF HOLDINGS VII LLC

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

COLLATERAL CUSTODIAN:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Janice E. Kiwaca
Name: Janice E. Kiwaca
Title: Vice President

SERVICER AND ADMINISTRATIVE AGENT:

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David A. Harrison
Name: David A. Harrison
Title: Senior Vice President